Exhibit 32.1
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Deep Well Oil & Gas, Inc. ("the
Company") on Form 10-K/A for the period ended September 30, 2003 filed with the
Securities and Exchange Commission on the date hereof ("the Report"), I, Steven
Gawne, Chief (Principal) Executive Officer and President, certify, pursuant to
18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002, that to my knowledge:

     (1)  the Report fully complies with the requirements of Section 13(a) or
          15(d) of the Securities Exchange Act of 1934; and

     (2)  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 10, 2004

/s/ Steven Gawne
Steven Gawne
President/Chief (Principal) Executive Officer